Exhibit 99.1


                       Station Casinos and the Greenspun
        Corporation Enter into Agreement to Develop Hotel and Casino in
                        Aliante Master Planned Community

    NORTH LAS VEGAS, Nev.--(BUSINESS WIRE)--Dec. 20, 2005--Station Casinos, Inc. (NYSE: STN--"Station") and The Greenspun Corporation today announced that they have entered into an agreement to develop Aliante Station, a hotel and casino in Aliante, a 1,905-acre master-planned community in North Las Vegas. Station will develop and manage the facility, which will be located on a gaming-entitled 40-acre site on the northeast corner of Interstate 215 and Aliante Parkway within the Aliante master-planned community. The agreement calls for 50/50 ownership of the project, with Station receiving a management fee.
    "When we conceptualized and developed Aliante, we incorporated a hotel/casino as part of our overall master plan in order to provide the entertainment amenities that many residents are looking for," said Brian Greenspun, Chairman of the Board of The Greenspun Corporation. "We have a great relationship with the Fertittas and Station Casinos as a result of the success of Green Valley Ranch Resort and we are confident that they will develop and operate a high-quality project for our residents and the surrounding North Las Vegas community," Greenspun concluded.
    "We are excited about the opportunity to develop and operate a hotel and casino in Aliante, the most successful master-planned community in North Las Vegas," said Lorenzo Fertitta, President of Station. "North Las Vegas is one of the fastest growing cities in the country and Aliante is the premiere location in North Las Vegas for a hotel and casino. We believe that market is ready for our product."
    The master-planned community currently features a golf course, city parks and an extensive 24-mile trail system. Aliante is a partnership between American Nevada Corporation and Del Webb Communities.
    According to City of North Las Vegas demographers, North Las Vegas' population is expected to continue to double every eight years with an average annual growth rate of 9.4%. This year, North Las Vegas' population exceeded 180,000 residents. The U.S. Census Bureau also named North Las Vegas the second fastest growing city in the country from 2000-2003 with a population increase of 25%.
    Station will immediately begin designing the hotel and casino and anticipates breaking ground on the project by late 2006 or early 2007. "As the premiere provider of local's entertainment, we look forward to bringing hotel rooms, restaurants and entertainment such as gaming and movie theatres to an area we believe is hungry for these types of amenities," said Fertitta.
    Subsidiaries of The Greenspun Corporation and Station are partners in Green Valley Ranch Resort and Casino, Barley's Casino & Brewing Company and The Greens Cafe, all of which are located in Henderson, Nevada.

    About The Greenspun Corporation

    The Greenspun Corporation (TGC) is a privately owned, family-run company that manages and oversees the financial interests of the Greenspun family of Las Vegas, Nevada. The company operates its own businesses and invests in public and private securities, primarily in the media, communications, travel and tourism, real estate and gaming industries. These businesses include the following:

    -- American Nevada Company (ANC) - A twenty-five year old real estate company that has developed the 8,000 acre master-planned community Green Valley, Seven Hills master-planned community and Aliante, a new master planned community in North Las Vegas. In addition, ANC's commercial holdings of existing and under development product totals over
        5.0 million square feet.

    -- Greenspun Media Group (GMG) - This is the communications division of TGC with print media that includes the Las Vegas Sun, Showbiz Weekly, Las Vegas Life, Las Vegas Weekly, VegasGolfer, The Ralston FLASH, In Business Las Vegas, VEGAS Magazine, Las Vegas Life Home & Design, and The NEWS. GMG also publishes a number of targeted and special interest products each year for businesses such as the Fashion Show Mall and the Wynn Hotel.

    -- Vegas.com - The tour and travel arm of TGC operates the vegas.com and lasvegas.com websites serving as the premier gateway for visitors traveling to Las Vegas . The site is ranked as one of the 50 largest travel websites in the world providing hotel reservations, vacation packages, show tickets, tours, restaurant reservation, car rentals, golf tee times and nightclub front-of-line passes. In addition, the Company operates retail and concierge desk locations within many of the resorts in Las Vegas.

    -- Las Vegas 1 - a 24 hour local, all-news cable channel, launched in 1998 as a joint venture with local CBS affiliate KLAS-8 and Cox Communications of Las Vegas.

    -- UPN Las Vegas - the Las Vegas affiliate station for the UPN network, which features local access programming and news content, syndicated programming and network first-run series selections is operated as a joint venture with Catalyst Investors.

    -- SkyMall - a leading in-flight specialty publishing and marketing services company is owned and operated in partnership with Spire Capital. The in-flight SkyMall magazine, with a circulation of 20 million copies, is seen by almost 90% of all domestic air passengers reaching more than 600 million air travelers and over 100 million unique individuals. The Company also administers membership loyalty programs for companies such as Marriott.

    -- Gaming - TGC has partnered with Station Casinos and holds a fifty-percent interest in both Green Valley Ranch Resort and Barley's Casino and Brewing Company. In addition, TGC holds a minority ownership interest in The Palms Hotel and Casino.

    Other private investments include interests in private equity funds as well as direct investments in a variety of other early stage and growth stage operating business and projects.

    About Station Casinos, Inc.

    Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino and Gold Rush Casino in Henderson, Nevada. Station also owns a 50% interest in Barley's Casino & Brewing Company, The Greens Cafe and Green Valley Ranch Station Casino in Henderson, Nevada and a 6.7% interest in the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages the Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

    This press release contains certain forward-looking statements with respect to the business, joint ventures and expansion projects of Station and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Construction projects such as Aliante Station entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met. All forward-looking statements are based on Station's current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and Station undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional financial information, including presentations from recent investor conferences, is available in the "Investors" section of Station's website at www.stationcasinos.com.


    CONTACT: The Greenspun Corporation
             Phillip C. Peckman, 702-990-2198
             Chief Operating Officer
                    or
             Station Casinos, Inc.
             Thomas M. Friel, 800-544-2411 or 702-221-6793
             Vice President of Finance/Controller
                    or
             Lori Nelson, 800-544-2411 or 702-367-2427
             Director of Corporate Communications